Form N-SAR, Sub-Item 77Q1(e)
Submission of matters to a vote of
security holders

Nuveen Investment Trust II
333-33607
811-8333

We hereby incorporate by reference
the form
of the new Investment Management
Agreement and sub-advisory
agreements
filed in Proxy materials in the SEC
filing on June 16, 2005, under
Conformed Submission Type DEF
14A, accession number 0000950137-
05-007436.